Ex. 10.2
--------------------------------------------------------------------------------


                             MORTGAGE LOAN AGREEMENT


                            dated as of March 1, 1999

                                      among

                    Tower Realty Operating Partnership, L.P.


                             The Banks Listed Herein


                                       and


                              Fleet National Bank,
                             as Administrative Agent


                                       and


                              Merrill Lynch & Co.,
                        as Syndication Agent and Arranger

                                       and

                               NationsBank, N.A.,
                             as Documentation Agent


-------------------------------------------------------------------------------

                             MORTGAGE LOAN AGREEMENT


          THIS MORTGAGE LOAN AGREEMENT dated as of March 1, 1999 by and among TOWER REALTY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the "Borrower"), the BANKS listed on the signature pages hereof FLEET NATIONAL BANK, as Administrative Agent, MERRILL LYNCH & CO., as Syndication Agent and Arranger, and NATIONSBANK, N.A., as Documentation Agent.


                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.1. Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Revolving Credit Agreement and the following terms, as used herein, have the following meanings:

          "Adjusted London Interbank Offered Rate" has the meaning set forth in
Section 2.4(b).

          "Administrative Agent" means Fleet, in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.

          "Agents" means the Administrative Agent, the Syndication Agent, the Arranger and the Documentation Agent, and "Agent" means any of them.

          "Agreement" means this Mortgage Loan Agreement, as the same may from time to time hereafter be modified, supplemented or amended, as permitted herein.

          "Applicable Margin" means, with respect to the Mortgage Loan which is then a Euro-Dollar Loan or Base Rate Loan, as applicable, the respective percentages per annum determined as of the Closing Date and thereafter at any time, based on the Leverage Ratio (as determined under the Revolving Credit Agreement) as of the date of determination, in accordance with the table set forth below. Any change in the Leverage Ratio shall be effective as of the financial reporting dates set forth in Section 5.1 of the Revolving Credit Agreement or as of the date of any Borrowing under the Revolving Credit Agreement on which the Leverage Ratio changes.

                     Applicable Margin     Applicable
                     for Base Rate         Margin for Euro-
                     Loans                 Dollar Loans
Leverage Ratio       (% per annum)         (% per annum)
-----------------   -------------------   ------------------------
<30%                       0.000                  1.250
30% to <45%                0.125                  1.375
45% to <55%                0.375                  1.625

Notwithstanding the foregoing, however, if the sale of the outstanding shares of the Company to Reckson Associates Realty Corp., or an affiliate thereof, shall not have closed on or before May 31, 1999, then the Applicable Margin, as of May 31, 1999, shall be as follows:


                      Applicable Margin     Applicable
                      for Base Rate         Margin for Euro-
                      Loans                 Dollar Loans
Leverage Ratio        (% per annum)         (% per annum)
-----------------    ------------------    -----------------------
<30%                      0.000                   1.625
30% to <45%               0.125                   1.750
45% to <55%               0.375                   2.000

          "Arranger" means Merrill Lynch & Co.

          "Assignment of Leases and Rents" means the Assignment of Leases and Rents, dated as of the date hereof, by the Borrower, as assignor, in favor of Administrative Agent for the benefit of the Banks, as assignee.

          "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to the provisions, as incorporated herein pursuant to Article V hereof, of Section 9.6(c) of the Revolving Credit Agreement, and their respective successors.

          "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day or (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

          "Base Rate Loan" means the Mortgage Loan designated as or converted to a Base Rate Loan in accordance with the applicable Notice of Interest Rate Election or pursuant to the terms of this Agreement.

          "Borrower" means Tower Realty Operating Partnership, L.P.

          "Closing Date" means the date of this Agreement.

          "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof (and for each Bank which is an Assignee, the amount set forth in the Assumption Agreement entered into pursuant to the provisions, as incorporated herein pursuant to Article V hereof, of Section 9.6(c) of the Revolving Credit Agreement.

          "Company" means Tower Realty Trust, Inc., a Maryland corporation qualified as a real estate investment trust.

          "Documentation Agent" means NationsBank, N.A.

          "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Boston, Massachusetts are authorized by law to close.

          "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

          "Euro-Dollar Loan" means the Mortgage Loan designated as or converted to a Euro-Dollar Loan in accordance with the applicable Notice of Interest
Rate Election.

          "Event of Default" has the meaning set forth in Section 4.1.

          "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Feder-al funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Fleet on such day on such transactions as determined by the Administrative Agent.

          "Federal Reserve Board" means the Board of Governors of the Federal Reserve System as constituted from time to time.

          "Fleet" means Fleet National Bank.

          "Guarantor" means the Company.

          "Interest Period" means: (1) with respect to the Mortgage Loan if then a Euro-Dollar Loan, the period commencing on the date thereof or the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect on the date hereof or in the applicable Notice of Interest Rate Election; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

          (c) if any Interest Period includes a date on which a payment of principal of the Loans is re-quired to be made under Section 2.6 but does not end on such date, then (i) the principal amount (if any) of such Euro-Dollar Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of such Euro-Dollar Loan shall have an Interest Period determined as set forth above.

(2) with respect to the Mortgage Loan, if then a Base Rate Loan, the period commencing on the date thereof or in the applicable Notice of Interest Rate Election and ending 30 days thereafter; provided that:

          (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

          (b) if any Interest Period includes a date on which a payment of principal of the Mortgage Loan is required to be made under Section 2.6 but does not end on such date, then (i) the principal amount (if any) of such Base Rate Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of such Base Rate Loan shall have an Interest Period determined as set forth above.

          "Loan" means the portion the Mortgage Loan made by a Bank pursuant to this Loan Agreement and further evidenced and secured by the Loan Documents, whether designated a Base Rate Loan or a Euro-Dollar Loan and "Loans" means each such Loan, collectively.

          "Loan Amount" shall mean the amount of Sixty Million Dollars ($60,000,000).

          "Loan Documents" means this Agreement, the Restated Mortgage Note, the Split Mortgage Notes, the Mortgage, the Assignment of Leases and Rents and the Mortgage Loan Guaranty.

          "London Interbank Offered Rate" has the meaning set forth in Section 2.4(b).

          "Maturity Date" shall have the meaning set forth in Section 2.5.

          "Merrill" means Merrill Lynch Capital Corporation.

          "Mortgage" means the Amended and Restated Mortgage Agreement, dated as of the date hereof, by the Borrower, as mortgagor, in favor of Administrative Agent for the benefit of the Banks, as mortgagee.

          "Mortgage Loan" means the mortgage loan made pursuant to this Agreement and evidenced and secured by the Restated Mortgage Note (as split by the Split Mortgage Notes), the Mortgage, and the other Mortgage Loan Documents.

          "Mortgage Loan Documents" means the Restated Mortgage Note, the Split Mortgage Notes, the Mortgage, the Assignment of Leases and Rents, the Mortgage Loan Guaranty, and all other agreements, documents and instruments now or hereafter evidencing or securing the Mortgage Loan.

          "Mortgage Loan Guaranty" means that certain Unconditional Mortgage Loan Guaranty Agreement, dated as of the date hereof, by the Company, as the same may be amended, supplemented, modified or restated from time to time.

          "Non-Recourse Party" has the meaning ascribed thereto in Section 9.15 of the Revolving Credit Agreement.

          "Notice of Interest Rate Election" has the meaning set forth in
Section 2.11(a). A form of Notice of Interest Rate Election is attached hereto as Exhibit A.

          "Person" means an individual, a corporation, a partnership, an association, a trust, limited liability company or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Prime Rate" means the rate of interest publicly announced by Fleet National Bank in Boston, Massachusetts from time to time as its Prime Rate.

          "Restated Mortgage Note" means the Consolidated, Amended and Restated Mortgage Note, in the original principal amount of $60,000,000.00, dated as of the date hereof, by the Borrower, as maker, in favor of Administrative Agent for the benefit of the Banks, as payee.

          "Reuters Screen LIBO Page" shall mean the display designated as page "LIBO" on the Reuters Monitor Money rates Service (or such other page as may replace the LIBO page on such service) for the purpose of displaying interbank rates from London in U.S. dollars.

          "Revolving Credit Agreement" means the Revolving Credit Agreement, dated as of October 20, 1997 by and among the Borrower, as borrower, the Banks listed on the signature pages thereof, Fleet, as Administrative Agent, Merrill Lynch & Co., as Syndication Agent and Arranger, and NationsBank, N.A., as Documentation Agent, as amended by the First Amendment to Revolving Credit Agreement, dated as of the date hereof and as the same may hereafter be further amended, supplemented, modified or restated from time to time.

          "Split Mortgage Note" means a Split Mortgage Note, dated as of the date hereof, by the Borrower, as maker, in favor of a Bank, as payee, pursuant to which a portion of the Restated Mortgage Note in the amount of such Bank's Loan has been split from the indebtedness thereunder and become payable directly to such Bank, and "Split Mortgage Notes" means each Split Mortgage Note, collectively.

          "Syndication Agent" means Merrill Lynch & Co.

          "Telerate Page 3750" means the display designated as "Page 3750" on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service) or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. dollar deposits.

          "Term" has the meaning set forth in Section 2.5.

          SECTION 1.2. Type of Loan. The term "Mortgage Loan" denotes the aggregation of Loans by the Banks to be made to the Borrower comprising the Mortgage Loan on the date hereof. The Mortgage Loan shall be classified for purposes of this Agreement by reference to the interest rate election made with respect thereto (e.g., the Mortgage Loan shall be classified a "Euro-Dollar Rate Loan" if an election is made by the Borrower for the Mortgage Loan to be a Euro-Dollar Rate Loan).

                                   ARTICLE II

                                   THE CREDITS

          SECTION 2.1. Commitments to Lend. On the Closing Date, each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make its respective Loan to the Borrower. The Loans under this Section 2.1 shall be made from the several Banks ratably in the amounts of their respective Commitments. Subject to the terms and provisions of this Agreement, the Borrower shall, to the extent required by Section 2.6, or may, to the extent permitted by
Section 2.7, prepay the Mortgage Loan at any time during the Term. All or any portion of the Mortgage Loan repaid or prepaid by the Borrower may not be reborrowed.

          SECTION 2.2. Notes. The Mortgage Loan shall initially be evidenced by the Restated Mortgage Note. The indebtedness evidenced by the Restated Mortgage Note shall, immediately after issuance thereof, be split so that each portion of the indebtedness comprising a Loan payable to a Bank shall be evidenced by a single Split Mortgage Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the initial principal amount of such Bank's Loan. The Split Notes collectively evidence the same indebtedness, in the aggregate, evidenced by the Restated Mortgage Note and do not evidence indebtedness which is duplicate, additional, substitute or novated with respect to the indebtedness evidenced by the Restated Mortgage Note.

          SECTION 2.3. Maturity of Loans. The Mortgage Loan shall mature, and the principal amount thereof shall be due and payable, on the Maturity Date.

          SECTION 2.4. Interest Rates.

          (a) If a Base Rate Loan, the Mortgage Loan shall bear interest on the outstanding principal amount thereof for each day from the date the Mortgage Loan is made (or converted to a Base Rate Loan) until the date it is repaid at a rate per annum equal to the Base Rate plus the Applicable Margin for a Base Rate Loan for such day. Such interest shall be payable for each Interest Period on the last day thereof.

          (b) If a Euro-Dollar Loan, the Mortgage Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin for a Euro-Dollar Loan for such day plus the Adjusted London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than one month, at intervals of thirty days after the first day thereof.

          The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

          The "London Interbank Offered Rate" applicable to any Interest Period means the rate (expressed as a percentage per annum rounded upwards, if necessary, to the nearest one sixteenth (1/16) of one percent (1%)) for deposits in U.S. Dollars for a period of time comparable to such Interest Period that appears on Telerate Page 3750 as of 11:00 a.m., London time, two Euro-Dollar Business Days before the first day of such Interest Period. If such rate does not appear on Telerate Page 3750 as of 11:00 a.m., London time, two Euro-Dollar Business Days before the first day of such Interest Period, the London Interbank Offered Rate will be the arithmetic mean of the offered rates (expressed as a percentage per annum rounded upwards, if necessary, to the nearest one sixteenth (1/16) of one percent (1%)) for deposits in U.S. dollars for a one (1) month period that appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, two Euro-Dollar Business Days before the first day of such Interest Period, if at least two such offered rates so appear. If fewer than two such offered rates appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on any such date, the Administrative Agent will request the principal London office of any four (4) major reference banks in the London interbank market selected by the Administrative Agent to provide such bank's offered quotation (expressed as a percentage per annum rounded upwards, if necessary, to the nearest one sixteenth (1/16) of one percent (1%)) to prime banks in the London interbank market for deposits in U.S. dollars for a period comparable to such Interest Period as of 11:00 a.m., London time, on such date for amounts comparable to the then outstanding principal amount of the applicable Loan (if available). If at least two such offered quotations are so provided, LIBOR will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Administrative Agent will request any three (3) major banks in New York City selected by the Administrative Agent to provide such bank's rate (expressed as a percentage per annum rounded upwards, if necessary, to the nearest one sixteenth (1/16) of one percent (1%)) for loans in U.S. dollars to leading European banks for a period comparable to such Interest Period as of approximately 11:00 a.m., New York City time, on the date which is two Euro-Dollar Business Days before the first day of such Interest Period for amounts comparable to the then outstanding principal amount (if available) of such Loan. If at least two such rates are so provided, the London Interbank Offered Rate will be the arithmetic mean of such rates. If fewer than two rates are so provided, then the London Interbank Offered Rate will be the rate provided.

          "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

          (c) In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal amount of the Mortgage Loan, and, to the extent permitted by applicable law, overdue interest in respect thereof, shall bear interest at the annual rate of the sum of the Prime Rate and four percent (4%).

          (d) The Administrative Agent shall determine each interest rate applicable to the Mortgage Loan hereunder. The Administrative Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

          (e) The Administrative Agent agrees to use its best efforts to obtain quotations of the London Interbank Offered Rate as contemplated by this Section. If the Administrative Agent does not obtain a timely quotation, the provisions of Section 8.1 shall apply.

          SECTION 2.5. Mandatory Termination. The term (the "Term") of the Mortgage Loan shall terminate and expire on October 20, 2000 (or, if such date is not a Domestic Business Day, then the next succeeding Domestic Business Day) (the "Maturity Date").

          SECTION 2.6. Mandatory Prepayment.

          (a) The Mortgage Loan shall immediately mature upon the occurrence of any Mandatory Prepayment Event (as such term is defined in the Revolving Credit Agreement).

          (b) Prepayments of the Mortgage Loan pursuant to this Section 2.6 shall be applied to prepay ratably the Loans of the Banks. In connection with the prepayment of a Euro-Dollar Loan prior to the maturity thereof, the Borrower shall also pay any applicable expenses pursuant to Section 2.9.

          SECTION 2.7. Optional Prepayments.

          (a) The Borrower may, upon at least two (2) Domestic Business Days' notice to the Administrative Agent, prepay the Mortgage Loan, if then a Base Rate Loan, in whole at any time, or from time to time in part, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks.

          (b) Except as provided pursuant to the terms, as incorporated herein pursuant to Article V hereof, of Section 8.2 of the Revolving Credit Agreement, the Borrower may not prepay all or any portion of the principal amount of the Mortgage Loan, if then a Euro-Dollar Loan, prior to the date applicable for the payment of interest hereunder with respect to the applicable Interest Period unless the Borrower shall also pay any applicable expenses pursuant to Section
2.9. Notice of such prepayment shall be delivered to the Administrative Agent by Borrower, upon at least three (3) Domestic Business Days' notice. Each such op-tional prepayment shall be applied to prepay ratably the Loans of the Banks.

          (c) Any amounts prepaid pursuant to Sections 2.7(a) or (b) may not be reborrowed.

          SECTION 2.8. General Provisions as to Payments.

          (a) The Borrower shall make each payment of principal of, and interest on, the Mortgage Loan and of the fees required hereunder, not later than 11:00 a.m. (New York City time) on the date when due, in Federal or other funds immediately available to the Administrative Agent at its address referred to in
Section 9.1 of the Revolving Credit Agreement. Whenever any payment of principal of, or interest on, the Mortgage Loan, if then a Base Rate Loan, or of fees required hereunder shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Mortgage Loan, if then a Euro-Dollar Loan, shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

          (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may (but shall have no obligation to), in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

          SECTION 2.9. Funding Losses. If the Borrower makes any payment of principal with respect to the Mortgage Loan, if then a Euro-Dollar Loan (pursuant to Article II hereof or pursuant to the terms, as incorporated herein by Article V hereof, of Article VI or VIII of the Revolving Credit Agreement or otherwise), on any day other than the last day of the Interest Period applicable thereto (other than the last day of a Euro-Dollar Period as established in clause (1)(c) of the definition of Interest Period), or the last day of an applicable period fixed pursuant to Section 2.4(b), or in the event of any mandatory prepayment under Section 2.6 hereof, then and only then shall Borrower reimburse each Bank within 15 days after demand therefor for any resulting loss or expense reasonably incurred by it (or by a Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow; provided that such Bank shall have delivered to the Borrower a certificate signed by an authorized officer of such Bank as to the amount of such loss or expense reasonably incurred, which certificate shall be conclusive in the absence of manifest error.

          SECTION 2.10. Computation of Interest and Fees. Interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

          SECTION 2.11. Method of Electing Interest Rates.

          (a) The Mortgage Loan shall bear interest initially at the type of rate specified by the Borrower in connection with the closing of the Mortgage Loan. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne thereby (subject in each case to the provisions, as incorporated herein by Article V hereof, of Article VIII of the Revolving Credit Agreement), as follows:

            (i) if at the time the Mortgage Loan is a Base Rate Loan, the Borrower may elect to convert such Mortgage Loan to a Euro-Dollar Loan as of any Euro-Dollar Business Day;

           (ii) if at the time the Mortgage Loan is a Euro-Dollar Loan, the Borrower may elect to convert such Mortgage Loan to a Base Rate Loan or elect to continue such Mortgage Loan as a Euro-Dollar Loan for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Mortgage Loan.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Administrative Agent at least three (3) Euro-Dollar Business Days before the conversion or continuation selected in such notice is to be effective (unless the Mortgage Loan is to be continued as a Base Rate Loan, in which case such notice shall be delivered to the Administrative Agent no later than 12:00 Noon (New York City time) at least one
(1) Domestic Business Day before such continuation is to be effective). A Notice of Interest Rate Election shall apply to the entire Mortgage Loan; provided that (i) the Mortgage Loan may not be continued as, or converted into, a Euro-Dollar Loan when any Event of Default has occurred and is continuing, and (ii) no Interest Period shall extend beyond the Maturity Date.

          (b) Each Notice of Interest Rate Election shall specify:

            (i) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the provisions of subsection (a) above;

           (ii) if the Mortgage Loan is to be converted, the new type of Mortgage Loan and, if such new type is a Euro-Dollar Loan, the duration of the initial Interest Period applicable thereto; and

          (iii) if such Mortgage Loan is to be continued as a Euro-Dollar Loan for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

          (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Administrative Agent shall notify each Bank on the same day as it receives such Notice of Interest Rate Election of the contents thereof and such notice shall not thereafter be revocable by the Borrower. If the Borrower fails to deliver a timely Notice of Interest Rate Election to the Administrative Agent and the Mortgage Loan is at the time a Euro-Dollar Loan, such Mortgage Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          SECTION 3.1. Incorporation of Representations and Warranties from the Revolving Credit Agreement. All of the representations and warranties of the Borrower set forth in Article IV of the Revolving Credit Agreement are by this reference incorporated in this Agreement as though fully set forth herein and are hereby made by the Borrower.

          SECTION 3.2. Inducement. In order to induce the Administrative Agent and each of the other Banks which may become a party to this Agreement to make the Mortgage Loan, the Borrower makes the representations and warranties incorporated by reference pursuant to Section 3.1 as of the Closing Date. Such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the other Mortgage Loan Documents and the making of the Mortgage Loan.


                                   ARTICLE IV

                                    DEFAULTS

          SECTION 4.1. Events of Default. The occurrence and continuation of one or more of the following events (each, an "Event of Default") shall constitute an event of default hereunder:

          (a) the Borrower shall fail to (i) pay when due any principal or interest on the Mortgage Loan, or (ii) pay when due any fees or any other amount payable hereunder and such failure to pay fees or other amounts shall continue for three (3) Domestic Business Days;

          (b) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) above) for 30 days after written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Bank;

          (c) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any Mortgage Loan Document or any certificate or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

          (d) any default beyond applicable grace and cure shall have occurred under the Restated Note, the Split Mortgage Notes, the Mortgage, the Assignment of Leases and Rents, the Mortgage Loan Guaranty or any other Mortgage Loan Document; or

          (e) any "Event of Default" (as such term is defined in the Revolving Credit Agreement) shall have occurred under the Revolving Credit Agreement.

                                    ARTICLE V

                            INCORPORATION OF TERMS OF
              REVOLVING CREDIT AGREEMENT; CONSTRUCTION AND CONFLICT

          SECTION 5.1. Incorporation of Terms. For purposes of (i) the relationships among the Banks, among the Banks and the Agents and between and among the Borrower, the Company, the Agents and the Banks, and all or any subset of such relationships; (ii) the provision, existence and exercise of remedies;
(iii) affirmative and negative covenants; (iv) defined terms; (v) miscellaneous provisions set forth in Article IX of the Revolving Credit Agreement, including, without limitation, the recourse provisions of Section 9.15; and (vi) any other purpose in connection with the course of dealing among the parties hereto and the making, enforcement and administration of the Mortgage Loan, the provisions of the Revolving Credit Agreement, excluding the provisions of Article II and
Section 6.1 thereof, are incorporated in this Agreement by this reference and are hereby made applicable to the Mortgage Loan, subject in any event to the terms of Section 5.2.

          SECTION 5.2. Construction; Conflicts.

          (a) To the extent that any provision in this Agreement has a corresponding provision in the Revolving

Credit Agreement, the applicable provisions of this Agreement shall control.

          (b) In furtherance of the provisions of Section 5.2(a), to the extent that any conflict exists between the terms of this Agreement and the terms of the Revolving Credit Agreement, the terms of this Agreement shall control and any such conflict shall be resolved by the Administrative Agent in its sole discretion.

          (c) Nothing contained in Section 5.1 shall be construed to effect the result that the Mortgage Loan shall be converted from a term loan into a revolving credit facility.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



           BORROWER:              TOWER REALTY OPERATING PARTNER-
                                        SHIP, L.P.



                                  By:  Tower Realty Trust, Inc.


                                       By:   /s/Lester S. Garfinkel
                                             -------------------------
                                             Name: Lester S. Garfinkel
                                             Title: Executive Vice
                                                    President Finance &
                                                    Administration and
                                                    Chief Financial Officer

BANKS:

Commitment

$7,500,000                        BANK ONE ARIZONA, N.A., as a Bank

                                  By:   /s/ Elliot F. Jensen
                                        ---------------------------
                                  Name: Elliot F.Jensen
                                  Title: Vice President

Commitment
$7,500,000                        FLEET NATIONAL BANK, as a Bank
                                  and as Administrative Agent

                                  By:   /s/ James B. McLaughlin
                                        -------------------------
                                  Name: James B. McLaughlin
                                  Title: Vice President

Commitment
$7,500,000                        KEYBANK, NATIONAL ASSOCIATION, as a
                                  Bank


                                  By:   /s/ Scott Childs
                                        -----------------------------
                                  Name: Scott Childs
                                  Title: Assistant Vice President

Commitment
$7,500,000                        NATIONSBANK, N.A., as a Bank and
                                  as Documentation Agent

                                  By:   /s/ Leslie Furst
                                        -----------------------------
                                  Name: Leslie Furst
                                  Title: VP

Commitment
$7,500,000                        SOCIETE GENERALE, as a Bank


                                  By:   /s/ Rick Bower
                                        -------------------------
                                  Name: Rick Bower
                                  Title: Vice President

Commitment
$6,000,000                        FIRST AMERICAN BANK TEXAS,
                                            S.S.B., as a Bank


                                  By:   /s/ Jeffrey C. Schultz
                                        ---------------------------
                                  Name: Jeffrey C. Schultz
                                  Title: Vice President

Commitment
$16,500,000                       MERRILL LYNCH CAPITAL CORPORATION,
                                  as a Bank

                                  By:/s/ David Dysenchuly
                                     ---------------------
                                  Name: David Dysenchuly
                                  Title: Vice President

                                  MERRILL LYNCH & CO., as
                                  Syndication Agent and Arranger
                                  MERRILL LYNCH, PIERCE, FENNER & SMITH,
                                  INCORPORATED


                                  By:/s/ David Dysenchuly
                                     ----------------------
                                  Name: David Dysenchuly
                                  Title: Vice President

                                    EXHIBIT A

                   (Form of Notice of Interest Rate Election)


                                     [Date]


To: Fleet National Bank ("Administrative Agent"), as
    Administrative Agent for the Banks party to the Mortgage Loan Agreement dated as of March 1, 1999 (the "Loan - Agreement") among Tower Realty Operating Partnership, L.P., and the Banks party thereto, as banks, the Administrative Agent, and Merrill Lynch & Co., as Syndication Agent and Arranger, and NationsBank, N.A. as Documentation Agent


Ladies and Gentlemen:

          Reference is hereby made to the Loan Agreement.

          The Borrower hereby gives you notice pursuant to Section 2.11(a) of the Loan Agreement that the Borrower elects to1:

          (a) Convert $______ , the current outstanding principal of the Mortgage Loan from a Base Rate Loan to a Euro-Dollar Loan on ____, 199__.2 The Euro-Dollar Interest Period for such Euro-Dollar Loan is requested to be [one/two/three/six] months.

          (b) Convert $_____ , the current outstanding principal of the Mortgage Loan with a current Euro-Dollar Interest Period ending on _____, 199__.3 to Base Rate Loans.


------------------------
1 Include those items that are applicable, completed appropriately for the circumstances.

2   Date of conversion must be a Euro-Dollar Business Day.

3 Date of conversion may only be the last day of the Euro-Dollar Interest Period for such Euro-Dollar Loans.

          (c) Continue as a Euro-Dollar Loan $________, the current outstanding principal amount of the Mortgage Loan, which is now a Euro-Dollar Loan with a current Euro- Dollar Interest Period ending on _______, 199__.4 The succeeding Euro-Dollar Interest Period for such Euro-Dollar Loan is requested to be [one/two/three/six] month[s].

          The Borrower hereby certifies that no Event of Default has occurred and is continuing under the Loan Agreement.

Borrower:                TOWER REALTY OPERATING PARTNERSHIP, L.P.

                         By:    Tower Realty Trust, Inc., its sole
                                general partner

                                By:
                                   --------------------------------
                                Name:
                                     ------------------------------
                                Title:
                                      -----------------------------

-----------------
4 Date of conversion may only be the last day of the Euro-Dollar Interest Period for such Euro-Dollar Loans.